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             [LETTERHEAD OF RETURN ASSURED, INC. - IBM CANADA LTD.]


EXHIBIT 10.7

                  Statement of Work for
                  Time-Based Project Services

                  We appreciate and value your business.

                  By signing below, each of us agrees to the terms on this page and the following pages.

                  This Transaction Document, your IBM Customer Agreement or the attached IBM Service Agreement (whichever is applicable) and any other applicable Amendments and Transaction Documents make up the entire agreement between both of us regarding the Services we provide to you in support of your project referred to as the Return Assured Strategic Initiatives Project - Phase
                  1. These replace all previous agreements or other communications between us regarding these Services.

                 Agreed to:                                     Agreed to:

                 Return Assured, Inc.                           IBM Canada Ltd.
                 Suite 2240, 885 West Georgia Street            Suite 200, 4601 Canada Way
                 Vancouver, British Columbia                    Burnaby, British Columbia
                 V6C 3E8                                        V5G 4X3

                 By:                                            By:


                 ----------------------------------             ----------------------------------
                 Name:  Mr. Matt Sebal                          Name:  Mr. Mark Emerson


                 ----------------------------------             ----------------------------------
                 Title: President and CEO                       Title: Principal, IS&S Vancouver


                 ----------------------------------             ----------------------------------
                 Date:                                          Date:


                 Customer Number: 530198                        IBM Customer Agreement No: ICA-530198


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             [LETTERHEAD OF RETURN ASSURED, INC. - IBM CANADA LTD.]



                  Under this Statement of Work, we will provide Project Services (called "Services") to you on a time basis. The Services we provide are described in the section of this Statement of Work entitled "Our Responsibilities".

1.1      Project Description

                  The Return Assured Strategic Initiatives Project - Phase 1 (called the "Project") objective is to determine the functional requirements, IT strategy and high-level technical and application architecture design for the Return Assured Strategic Business Model.

1.2      Our Responsibilities

                  We will:

                  o provide services to support the requirements, IT strategy and high-level technical and application architecture design phases of your project;
                  o provide the required computer hardware and IBM software required by our personnel.

                  With your support and participation, our efforts will be spent in the following areas:

                  1.  Functional Requirements Document

                  2.  IT Strategy Document

                  3. High-Level Technical and Application Architecture Design Document

                  During the first 5 to 10 days of the project, Return Assured and IBM will work jointly to develop the project plan for this statement of work and the scope description of the above 3 documents, including a table of contents.

                  IBM will re-estimate the hours based on the project plan developed during the first 5 to 10 days of the project. IBM will present a change order reflecting any changes to scope, effort, duration, or price.

1.3      Your Responsibilities

                  You agree to:

                  o provide any decisions, approvals, and information within three working days of receiving a request, unless stated otherwise in this Statement of Work;

                  o provide office space and facilities for the Project Team that are of the same standard as you provide for your own personnel;

                  o provide the Project Team with the required non-IBM software and development tools

                  o provide access to key business personnel as defined the project plan

                  o   provide a single point of contact for the IBM Project
                      Manager

                  o be responsible for assessing your current systems and taking appropriate actions to migrate to Year 2000 ready systems, and



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             [LETTERHEAD OF RETURN ASSURED, INC. - IBM CANADA LTD.]


                  o obtain all authorizations for us and our subcontractors to access, use and modify non-IBM products or information, necessary for us to fulfill our obligations under this Statement of Work, without violating any third party rights. For greater certainty, we are relieved of any obligations adversely affected by your failure to do this.

                  Your Warranty
                  For all products and information, which you make available to us for the performance of Services, you warrant that you may disclose them to us and allow us to use them without breach of any confidential or contractual relationship.

1.4      Estimated Schedule

                  We plan to perform the Services during our normal business hours starting on October 01, 2000 and ending on December 31, 2000 (called the "End Date") unless both of us agree to in writing to another schedule.

1.5      Completion

                  The Project Services will be considered complete when the End Date is reached or we supply the estimated number of hours, whichever comes first.

1.6      Charges

                  Charges will be calculated as described below.

                  -------------------------------------- ---------------- ----------------- ----------------
                  Skill Classification                   Estimated        Hourly Rate       Estimated
                                                         Hours                              Charges
                  -------------------------------------- ---------------- ----------------- ----------------
                  Project Manager                                    150           $200.00       $30,000.00
                  -------------------------------------- ---------------- ----------------- ----------------
                  e-business Consultant                              300           $250.00       $75,000.00
                  -------------------------------------- ---------------- ----------------- ----------------
                  Business Analyst                                   300           $200.00       $60,000.00
                  -------------------------------------- ---------------- ----------------- ----------------
                  Technical Architect                                150           $200.00       $30,000.00
                  -------------------------------------- ---------------- ----------------- ----------------
                  Application Architect                              200           $200.00       $40,000.00
                  -------------------------------------- ---------------- ----------------- ----------------
                                                               Estimated  Total:                $235,000.00
                  -------------------------------------- ---------------- ----------------- ----------------

                  You agree to pay a minimum charge of three hours at the applicable rate for Services under this Transaction Document.

                  In addition to our net charges, you agree to reimburse us for all out-of-pocket expenses such as travel, lodging and meals associated with travel, courier charges, long distance telephone charges and other similar expenses. We will obtain your approval before we incur expenses that will result in total reimbursements exceeding fifteen percent of our net charges.

                  A prepayment of $75K required upon contract signing. The actual charges and expenses will be invoiced monthly. The prepayment balance will be deduced from the monthly invoice. Your payment is due on receipt of our invoice.

                  We may change our rates upon three (3) months' prior written notice. If we determine that the Estimated Total will be exceeded, we will advise you in writing. If we change the rates or advise you that the Estimated Total will be exceeded, you may immediately end the Services by giving us written notice.



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1.7      Ending Project Services Early

                  You may end Project Services immediately as described in the section entitled "Charges". Either of us may end the Project Services on one month's written notice to the other.

1.8      Products and Materials

                  Under this Statement of Work we are not responsible for (1) your products (2) any third party's products, including products you license from subcontractors, and (3) our previously installed Products (all collectively called "Other Products"), to correctly process or properly exchange accurate date data. For greater certainty, we will be relieved of our obligations under this Statement of Work due to the inability of Other Products to correctly process or properly exchange date data.

                  Under this Statement of Work we do not make any representations, warranties or conditions with respect to Products.

                  Materials
                  Materials are deliverable items created by us under this Statement of Work.

                  We will deliver one copy of each Material to you. We grant or will have granted to you an irrevocable, non-exclusive, world-wide, paid-up license to use, execute, reproduce, display, perform, distribute (within your Enterprise only) copies of the Materials. We or third parties reserve all right, title and interest (including ownership of copyright) in the Materials.

1.9      No-hire Term

                  Both of us agree that without the other's written consent, neither of us will directly solicit the services of any other's personnel or the other's subcontractor personnel who perform the services or have responsibilities under this Statement of Work:
                  o   As an employee,
                  o   As an independent contractor, or
                  o   Indirectly through a third party,

                  Until one year has elapsed after this Statement of Work ends.

                  This does not prohibit either of us from giving consideration to any application for employment submitted on an unsolicited basis or in response to a general advertisement of employment opportunities.

1.10     Administrative Information

                  Project Name:             Return Assured Strategic Initiatives
\                                           Project - Phase 1

                  Estimated Start Date:     October 01, 2000

                  Estimated End Date:       December 31, 2000

                  Notices will be provided in writing and delivered to you at:
                           Return Assured, Inc.
                           Suite 2240, 885 West Georgia Street
                           Vancouver, British Columbia
                           V6C 3E8
                           Attention:       Mr. Matt Sebal, President and CEO


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             [LETTERHEAD OF RETURN ASSURED, INC. - IBM CANADA LTD.]


                  and to IBM at:
                           IBM Canada Ltd.
                           Suite 200, 4601 Canada Way
                           Burnaby, British Columbia
                           V5G 4X3
                           Attention:       Mr. Mark Emerson, Principal, IS&S
                                            Vancouver


                                   *** END ***


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